                                                                Exhibit 10.39(l)


            ASSIGNMENT AND ASSUMPTION, WAIVER AND AMENDMENT AGREEMENT


   This Assignment and Assumption, Waiver and Amendment Agreement (this "Amendment Agreement") is entered into as of October 7, 1993 by and among Underwriters Re Corporation (the "Old Borrower"), URC Holdings Corp. (the "Borrower"), the undersigned lenders (the "Lenders") and The First National Bank of Chicago, as agent (the "Agent").

                              W I T N E S S E T H :

   WHEREAS, the Old Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of November 16, 1992 (the "Credit Agreement");

   WHEREAS, Alleghany Corporation, The Continental Corporation ("Continental"), Goldman, Sachs & Co. and certain funds which Goldman, Sachs & Co. either control or of which they are general partner, Underwriters Re Holdings Corp. ("Holdings") and the Old Borrower have entered into that certain Stock Purchase Agreement dated as of July 28, 1993 (the "Purchase Agreement"), pursuant to which the Old Borrower (a) is concurrently transferring all of the assets and liabilities of the Old Borrower, including without limitation certain of the issued and outstanding capital stock of each of Underwriters Reinsurance Company ("URC") and URC Risk Managers, Inc. ("Managers"), to the Borrower and its Subsidiaries and (b) will subsequently sell all of the issued and outstanding capital stock of the Borrower owned by it to Alleghany; and

   WHEREAS, Continental, Holdings, the Old Borrower and the individuals listed therein (the "Management Stockholders") have entered into that certain Management Stock Purchase Agreement dated as of July 28, 1993 and supplemented as of August 12, 1993 (the "Management Purchase Agreement" and, together with the Purchase Agreement and the other agreements and instruments executed and delivered in connection with the Purchase Agreement and the Management Purchase Agreement, the "Acquisition Documents"), pursuant to which the Management Stockholders will acquire certain shares of the Borrower in exchange for shares of Holdings owned by them and to be owned by them upon the exercise of certain outstanding stock options;

   WHEREAS, in connection with the consummation of the transactions contemplated by the Acquisition Documents (the "Acquisition"), (a) the Old Borrower desires to assign its obligations under the Credit Agreement to the Borrower and the Borrower desires to assume such obligations, (b) the Lenders agree to consent to such assignment and assumption and (b) the Borrower, the Lenders and the Agent desire to amend the Credit Agreement as herein set forth;

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2. Assignment and Assumption by the Borrower and Release of the Old Borrower. Subject to the terms and conditions of this Amendment Agreement, each party hereto agrees that effective as of the Effective Time (as hereinafter defined),
(a) the Old Borrower hereby transfers, assigns and delegates to the Borrower, and the Borrower hereby assumes and undertakes, absolutely and unconditionally, from the Old Borrower, all of the Old Borrower's rights, benefits, obligations, liabilities, duties and indemnities arising under the Credit Agreement and the other Loan Documents, whether actual or contingent, including without limitation, all Obligations which may have accrued and not been discharged prior to the effectiveness of this Amendment Agreement, (b) the Borrower shall be the "Borrower" under the Credit Agreement and all related documents and agreements and shall be bound by the terms of the Credit Agreement and each such document and agreement as if the Borrower were an original signatory party thereto and
(c) the Old Borrower shall be released from any and all obligations of any nature whatsoever in respect of the Loan Documents and the Obligations.

3. Waivers. Each Lender hereby waives the default by the Old Borrower in the observance of Sections 6.16(a), 6.22, 6.25, 6.26, 6.27, 6.30 and 7.12 of the
Credit Agreement to the extent that such default is exclusively the result of the Acquisition.

4. Amendments to Credit Agreement.

   4.1 Article I of the Credit Agreement is hereby amended by (a) deleting the reference to "Underwriters Re Corporation" in the definition of "Borrower" and replacing it with a reference to "URC Holdings Corp.", (b) deleting the reference to "Underwriters Re Acquisition Corp." in the definition of "Acquisition Corp." and replacing it with a reference to "Continental Holding Corporation (formerly Underwriters Re Holdings Corp. and formerly Underwriters Re Acquisition Corp.)", (c) deleting the references to "as of the date hereof" in the definitions of "Pledge Agreement" and "Security Agreement" and replacing them with references to "October 7, 1993", (d) deleting the references to "Acquisition Corp." in the definitions of "Change in Control", "Initial Public Offering" and "Net Available Proceeds", (e) adding the following language to the definition of "Tangible Net Worth" following the reference to "Agreement Accounting Principles": "(as modified by interpretations of the FASB Emerging Issues Task Force regarding multi-year funded reinsurance contracts)", (f) deleting the definition of "Unfunded Liabilities" in its entirety and replacing it with the following:

       "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

(g) adding the following language to the definition of "Agreement Accounting Principles": "and for all financial information and determinations given or made after June 30, 1993, as modified by interpretations of the FASB Emerging Issues Task Force regarding multi-year funded reinsurance contracts", (h) adding the following language to the definition of "Loan Documents": "and that certain Assignment and Assumption, Waiver and Amendment Agreement dated as of October 7, 1993 among the Old Borrower, the Borrower, the Lender and the Agent" and (i) adding the following definitions:

       "Alleghany" means Alleghany Corporation, a Delaware corporation.

       "Alleghany Tax Sharing Agreements" means, collectively, that certain Agreement dated as of October 7, 1993 between Alleghany and the Borrower, that certain Tax Sharing Agreement dated as of October 7, 1993 among the Borrower, URC and CUIC and that certain Agreement dated as of October 7, 1993 between the Borrower and Managers, as each is in effect on such date, together with any other agreements entered into pursuant to the proviso to
   Section 6.30, as any such agreement may be hereafter amended, subject to compliance with the terms hereof.

       "Consolidated Person" means, for the taxable year of reference of Alleghany, each Person which has joined or which is required to join in the filing of a consolidated federal income tax return with Alleghany.

       "Continental" means The Continental Corporation, a New York corporation.

       "Continental Tax Sharing Agreement" means that certain Tax Sharing Agreement dated as of October 7, 1993 among Continental, Acquisition Corp., the Old Borrower, the Borrower, Managers, URC and CUIC, as in effect on such date and as such agreement may be hereafter amended, subject to compliance with the terms hereof."

       "Old Borrower" means Continental Subsidiary Corporation, a Delaware corporation (formerly, Underwriters Re Corporation).

   4.2 Article II of the Credit Agreement is hereby amended by deleting the references to "Acquisition Corp." in Section 2.7(a)(ii).

   4.3 Article V of the Credit Agreement is hereby amended by (a) deleting
Section 5.7 in its entirety and replacing it with the following:

       5.7 Taxes. Except as set forth on Schedule 5.7 hereto, each of the Borrower and the Subsidiaries has filed or caused to be filed all United States federal and applicable state tax returns and all other tax returns which are required to be filed by it, each of Alleghany and each other Consolidated Person has filed or caused to be filed all United States federal and material applicable state tax returns which are required to be filed by it and each of the Borrower, the Subsidiaries, Alleghany and each other Consolidated Person has paid all taxes due pursuant to said returns or pursuant to any assessment received by such Person, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. From and after the day after the effective date of Alleghany's acquisition of certain shares of the Borrower's common stock, each of the Borrower and each Subsidiary shall join in the filing of a consolidated federal income tax return with Alleghany. No tax liens have been filed and no claims are being asserted with respect to any taxes for which any Consolidated Person may be liable which would have a Material Adverse Effect. The charges, accruals and reserves (a) on the books of the Borrower and the Subsidiaries in respect of any taxes or other governmental charges and (b) on the books of Alleghany and each other Consolidated Person in respect of any taxes or other governmental charges owing with respect to any tax year beginning after December 31, 1992 are in accordance with Agreement Accounting Principles.

(b) deleting Section 5.10 in its entirety and replacing it with the following:

       5.10. ERISA. The Unfunded Liabilities of all Single Employer Plans maintained by the Borrower or any of its Subsidiaries do not in the aggregate exceed $1,000,000, and the Unfunded Liabilities of all Single Employer Plans maintained by the other members of the Controlled Group do not in the aggregate exceed an amount which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan maintained by the Borrower or any of its Subsidiaries, no Reportable Event has occurred with respect to any Plan maintained by any other member of the Controlled Group that could reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary has withdrawn from any Multiemployer Plan or initiated steps to do so, no other member of the Controlled Group has withdrawn from any Multiemployer Plan resulting in any withdrawal liability that could reasonably be expected to have a Material Adverse Effect or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan other than the Acquisition Corp. retirement plan.

and (c) adding the following at the end of clause (b) of Section 5.26:

   nor (c) taken as a whole, the information regarding the Borrower and Alleghany furnished by the Borrower to the Agent or to any Lender in connection with the transactions contemplated by that certain Stock Purchase Agreement dated as of July 28, 1993 among Alleghany, Continental, Goldman, Sachs & Co. and certain funds which Goldman, Sachs & Co. either control or of which they are general partner, Acquisition Corp. and Underwriters Re Corporation,

   4.4 Article VI of the Credit Agreement is hereby amended as follows:

   (a) Section 6.1 is hereby amended by (i) adding the following language at the end of paragraph (k):

   and as soon as possible and in any event with ten (10) days after learning thereof, notification of any Lien imposed by the PBGC or the IRS on the assets of any member of the Controlled Group in respect of any Plan maintained by any such member (or any other employee pension benefit plan as to which any such member may be liable) which relates to liabilities in excess of ten percent (10%) of the net worth (determined according to generally accepted accounting principles and without reduction for any reserve for such liabilities) of Alleghany and its Subsidiaries.

and (ii) adding paragraph (p) as follows:

       (p) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, demand or notice of deficiency received by the Borrower, any Subsidiary, Alleghany or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding against any such Person, if any such assessment, demand, notice, Lien or judicial proceeding relates to tax liabilities in excess of ten percent (10%) of the net worth (determined according to generally accepted accounting principles and without reduction for any reserve for such liabilities) of Alleghany and its Subsidiaries.

   (b) Section 6.3 is hereby amended by deleting the reference to "Acquisition Corp." in clause (b) thereof and replacing it with a reference to "Alleghany".

   (c) Section 6.11 is hereby amended by adding paragraph (g) as follows:

       (g) Indebtedness with a principal amount not to exceed $3,593,136 evidenced by that certain Loan Agreement dated as of October 7, 1993 between Continental and the Borrower unless and until any amount of the Indebtedness described in clause (ix) of Section 6.16(a) has been forgiven by the Borrower or has been subject to any default by any obligor thereunder.

   (d) Section 6.12 is hereby amended by inserting the word "and" before clause
(b) and deleting the remainder of the paragraph following clause (b).

   (e) Section 6.16 is hereby amended by (i) deleting the words "or Acquisition Corp." from clause (viii) of Section 6.16(a), (ii) adding the following to
Section 6.16(a):

       (ix) Up to $3,593,136 of loans by the Borrower to its stockholders in accordance with Section 24(a) of that certain Stock Purchase Related Agreement dated as of July 28, 1993 among the stockholders listed therein and Alleghany.

(iii) adding the words "but not including any securities of CUIC" to the end of the parenthetical in clause (iii) of Section 6.16(b), and (iv) adding the words "so long as CUIC remains a Wholly-Owned Subsidiary of the Borrower" to the end of clause (v) of Section 6.16(b).

   (f) Section 6.30 is hereby amended by deleting Section 6.30 in its entirety and replacing it with the following:

       6.30. Tax Consolidation. The Borrower will not and will not permit any of its Subsidiaries to file or consent to the filing of any consolidated income tax return with any Person (other than the affiliated group of which Acquisition Corp. or Continental is the common parent for any taxable year that includes any part of the 1993 calendar year or any of the Borrower's Subsidiaries, Alleghany or any other Consolidated Person), except as required by law. The Borrower will not and will not permit any of its Subsidiaries to (a) amend either the Continental Tax Sharing Agreement or any of the Alleghany Tax Sharing Agreements or (b) enter into a tax sharing agreement with any other Person without the prior written consent of the Required Lenders except as required by applicable law; provided, that the Borrower shall enter into a tax sharing agreement with any newly acquired or created Subsidiary which contains substantially the same terms and provisions as the tax sharing agreement between the Borrower and Alleghany which is then in effect.

   4.5 Article VII of the Credit Agreement is hereby amended by (a) deleting
Section 7.10 in its entirety and replacing it with the following:

       7.10. (a) The Unfunded Liabilities of all Single Employer Plans maintained by the Borrower and its Subsidiaries shall exceed in the aggregate $1,000,000 or a Reportable Event shall occur in connection with any Plan maintained by the Borrower or any of its Subsidiaries, (b) the Unfunded Liabilities of all Single Employer Plans maintained by other members of the Controlled Group shall exceed an amount which could reasonably be expected to have a Material Adverse Effect or any Reportable Event shall occur in connection with any Plan maintained by other members of the Controlled Group which could reasonably be expected to have a Material Adverse Effect or (c) any Lien shall be imposed by the PBGC or the IRS against any assets of the Borrower or any of its Subsidiaries with respect to a Plan maintained by any other member of the Controlled Group (or any other employee pension benefit plan as to which any such member may be liable).

(b) deleting Section 7.16 in its entirety and replacing it with the following:

       7.16. At any time any two or more of the following individuals shall for any reason cease to be actively and on a full-time basis involved in the business of the Borrower: Steven H. Newman, Peter A. Bengelsdorf, Russell T. John, James P. Rapp and Dennis E. Arnold.

and (c) deleting Section 7.20 in its entirety and replacing it with the following:

       7.20. The Borrower, any of its Subsidiaries, Alleghany or any other Consolidated Person shall receive any tax assessment, demand or notice of deficiency or have any tax Liens filed or any judicial proceeding relating to any tax matter commenced against it which, in any such case, could reasonably be expected to have a Material Adverse Effect or any tax Lien shall be filed against the Borrower or any

   Subsidiary relating to the tax liabilities of any other Person.

   4.6 The schedules to the Credit Agreement are hereby amended by (a) deleting Schedules 5.3, 5.4, 5.8, 5.9, 5.17, 5.19 and 5.23 in their entirety and replacing them with Schedules 5.3, 5.4, 5.8, 5.9, 5.17, 5.19 and 5.23 hereto and
(b) adding Schedule 5.7 hereto.

5. Conditions Precedent.

   5.1 This Amendment Agreement shall become effective when the Borrower has furnished, or caused to be furnished, to the Agent, with sufficient copies for each Lender, each of the following (the "Effective Time"):

       (a) Copies of the certificate of incorporation of the Borrower, a certificate of good standing regarding the Borrower from the States of California and Delaware and a certificate of compliance from the state of domicile of each Insurance Subsidiary, in each case certified by the appropriate governmental officer as of a date not earlier than ten (10) days before the date hereof.

       (b) Copies, certified as of the date hereof by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of this Amendment Agreement and the other documents executed by it in connection herewith (collectively, the "Amendment Documents").

       (c) An incumbency certificate, executed as of the date hereof by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Amendment Documents and to make borrowings under the Credit Agreement, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

       (d) A certificate, dated as of the date hereof, signed by an Authorized Officer of the Borrower to the effect that: (i) after giving effect to the Amendment Documents, no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the consummation of any of the transactions contemplated by any of the Amendment Documents or other litigation which could reasonably be expected to have a Material Adverse Effect or a Material Document Effect is pending or, to the best of such Person's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required in connection with any of the Amendment Documents have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or the applicable Person has obtained effective judicial relief with respect to the application thereof) and all applicable waiting periods have expired; (iv) since December 31, 1992, no event or change has occurred that has caused or evidences a Material Adverse Effect; and (v) after giving effect to the Amendment Documents, each of the representations and warranties contained in Article V of the Credit Agreement is true and correct in all material respects on and as of the date hereof.

       (e) A written opinion of (i) Messrs. Arnold & Porter, the Borrower's counsel, (ii) Roussos, Hage & Hodes Professional Association, the Borrower's New Hampshire insurance counsel, (iii) Messrs. Buchalter, Nemer, Fields & Younger, the Borrower's California insurance counsel, and (iv) such other local counsel as the Agent may request, in each case addressed to and in form and substance acceptable to the Agent and the Lenders.

       (f) Executed copy of this Amendment Agreement.

       (g) Notes executed by the Borrower and payable to the order of each of the Lenders.

       (h) Executed copy of the Pledge Agreement dated as of the date hereof between the Borrower and the Agent, together with the stock certificates representing all of the outstanding shares of capital stock of URC and Managers and stock powers with respect thereto executed in blank.

       (i) Executed copy of the Security Agreement dated as of the date hereof between the Borrower and the Agent.

       (j) Proof that the appropriate financing statements covering the Collateral including, without limitation, such fixture filings as the Agent may request, have been executed and delivered by the Borrower and filed or recorded in such jurisdictions as the Agent shall have specified or other arrangements with respect to filing or recording satisfactory to the Agent have been made.

       (k) Written money transfer instructions addressed to the Agent and signed by an Authorized Officer of the Borrower, together with such other related money transfer authorizations as the Agent may have reasonably requested.

       (l) An executed copy of the insurance certificate described in Section
5.25 of the Credit Agreement showing the Borrower as the insured party.

       (m) A copy of the Continental Tax Sharing Agreement.

       (n) Receipt of any required New Hampshire and California insurance commission approvals and all other required regulatory approvals.

       (o) Evidence of the payment of all fees to the Agent and the Lenders required in connection with the execution and delivery of this Amendment Agreement.

       (p) Executed copy of an acknowledgement by Continental of the assignment under the Security Agreement by the Borrower to the Lenders of the indemnities under the Acquisition Documents.

       (q) Such other documents as the Agent or any Lender may have reasonably requested.

   5.2 Notwithstanding the satisfaction of Section 5.1 hereof, as of 11:59 p.m. on October 8, 1993, this Amendment Agreement shall be deemed to be null and void and shall cease to be effective, the Credit Agreement and the other Loan Documents as in effect prior to the effectiveness of this Amendment Agreement shall be reinstated and the Old Borrower shall be deemed to have reassumed all of the Obligations and shall be and remain liable in respect thereof as if this Amendment Agreement had never become effective, unless the Borrower shall have furnished, or caused to be furnished, to the Agent by such date, with sufficient copies for each Lender, each of the following:

       (a) A certificate, dated as of the date on which the transactions contemplated by the Acquisition Documents have been consummated, signed by an Authorized Officer of the Borrower, to the effect that: (i) each of the transactions contemplated by the Acquisition Documents has been consummated substantially in accordance with the terms of the Acquisition Documents without any waiver thereof not consented to by the Agent; (ii) after giving effect to the consummation of the Acquisition, no Default or Unmatured Default has occurred and is continuing; (iii) all orders, consents, approvals, licenses, authorizations or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required in connection with any of the Acquisition Documents have been or, prior to the time required, will have been obtained, given, filed or taken and are or will be in full force and effect (or the applicable Person has obtained effective judicial relief with respect to the application thereof) and all applicable waiting periods have expired; and (iv) after giving effect to the consummation of the Acquisition, each of the representations and warranties contained in Article V of the Credit Agreement is true and correct in all material respects as of such date.

       (b) Confirmation that the Agent and the Lenders may rely upon each of the opinions delivered pursuant to the Acquisition Documents.

       (c) A copy of the Purchase Agreement, the Management Purchase Agreement and the other Acquisition Documents.

       (d) A copy of the Alleghany Tax Sharing Agreements, in form and substance satisfactory to the Agent and the Lenders.

       (e) Confirmation that Alleghany has contributed at least $10,000,000 in cash to the capital of the Borrower in exchange for additional shares of stock of the Borrower.

       (f) Such other documents as the Agent or any Lender may have reasonably requested.

6. Reference to and Effect on the Credit Agreement.

   6.1 Upon the effectiveness of Section 5.1 hereof (and subject to Section 5.2 hereof), on or after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

   6.2 Except as specifically amended and waived above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect (other than with respect to the Old Borrower) and shall be binding upon the Borrower in all respects and are hereby ratified and confirmed.

   6.3 The execution, delivery and effectiveness of this Amendment Agreement shall not, except as expressly provided herein, operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

7. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment Agreement, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto.

8. CHOICE OF LAW. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

9. Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment Agreement shall become effective as of the date first above written, subject to the provisions of Section 5.2 hereof; provided, that all of the conditions precedent set forth in Section 5.1 of this Amendment Agreement are satisfied and the Agent has received counterparts of this Amendment Agreement duly executed by the Old Borrower, the Borrower and each Lender.


                           [signature pages to follow]

   IN WITNESS WHEREOF, the Old Borrower, the Borrower, the Agent and the Lenders have executed this Amendment Agreement as of the date first above written.

                                         UNDERWRITERS RE CORPORATION

                                         By: /s/ Peter A. Bengelsdorf
                                            ---------------------------------

                                         Title: Vice President
                                                -----------------------------


                                         URC HOLDINGS CORP.

                                         By: /s/ Peter A. Bengelsdorf
                                            ---------------------------------

                                         Title: Vice President
                                                -----------------------------


                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                                 Individually and as Agent

                                         By: /s/ Marcia Saper
                                            ---------------------------------

                                         Title: Vice President
                                                -----------------------------


                                         THE BANK OF NEW YORK

                                         By: /s/ Stratton R. Heath
                                            ---------------------------------

                                         Title: Assistant Vice President
                                                -----------------------------


                                         CIBC, INC.

                                         By: /s/ Stephen D. Reynolds
                                            ---------------------------------

                                         Title: Vice President
                                                -----------------------------


                                         CREDIT LYONNAIS, NEW YORK BRANCH

                                         By: /s/ Jacques Mounier
                                            ---------------------------------

                                         Title: Senior Vice President
                                                -----------------------------

                                       FIRST UNION NATIONAL BANK OF NORTH
                                       CAROLINA

                                       By: /s/ John E. Guenther
                                          ---------------------------------

                                       Title: Corporate Banking Officer
                                              -----------------------------


                                       MELLON BANK, N.A.

                                       By: /s/ Tim Marchando
                                          ---------------------------------

                                       Title: Officer
                                              -----------------------------


                                       SANWA BANK CALIFORNIA

                                       By: /s/ R. H. Palmer
                                          ---------------------------------

                                       Title: Vice President
                                              -----------------------------


                                       UNION BANK, N.A.

                                       By: /s/ Robert C. Dawson
                                          ---------------------------------

                                       Title: Vice President
                                              -----------------------------


                                       By: /s/ Indecipherable on behalf
                                               of Union Bank
                                          ---------------------------------

                                       Title: Vice President
                                              -----------------------------